Putnam Small Cap Growth Fund, June 30, 2015, annual report

77(i)

Creation of additional classes of shares

The fund launched class R6 on 6/29/15.
PEA# 211 filed on 6/29/15.
Prospectus Supplement filed on 6/29/15.